AMENDMENT NO. 13

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of June 5, 2020, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Securities Funds (Invesco Investment Securities Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to remove Invesco Oppenheimer Master Inflation Protected Securities Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Corporate Bond Fund

Invesco Global Real Estate Fund

Invesco High Yield Fund

Invesco Income Fund

Invesco Government Money Market Fund

Invesco Intermediate Bond Factor Fund

Invesco High Yield Bond Factor Fund

Invesco Oppenheimer Government Money Market Fund

Invesco Real Estate Fund

Invesco Short Duration Inflation Protected Fund

Invesco Short Term Bond Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name: Jeffrey H. Kupor
Title: Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani
Name:	Harsh Damani
Title:	Chief Financial Officer, Funds &
North America Head Fund
Accounting and Fund Expenses

INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Bernhard Langer Doris Pittlinger
Name: Bernhard Langer Doris Pittlinger
Title: DIRECTOR

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Matthien Grosclaude
Name:	Matthieu Grosclaude
Title:	DIRECTOR

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Lee Siu Mei / Pang Sin Chu
Name: Lee Siu Mei / Pang Sin Chu
Title: Hd of Finance, GC / Director, GDS, AP

INVESCO SENIOR SECURED
MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name: Stephen Swanson
Title: Secretary & General Counsel

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